Exhibit 99.3


For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655


          AMERICAN BILTRITE PROVIDES UPDATE ON CONGOLEUM REORGANIZATION

      WELLESLEY HILLS, MA, JANUARY 18, 2008 - American Biltrite Inc. (AMEX:ABL) today reported that an amended reorganization plan has been filed by the future claimants' representative in the Chapter 11 proceedings of its 55% owned subsidiary Congoleum Corporation (AMEX - CGM). American Biltrite believes that the amended plan will receive the support of the official bondholders' committee and the official asbestos claimants' committee. A hearing to consider the adequacy of the disclosure statement describing the plan is scheduled for February 14, 2008.

Under the terms of the amended plan, if approved by the court and accepted by the requisite creditors, new shares of reorganized Congoleum will be issued to a trust for the benefit of asbestos claimants and Congoleum's bondholders when the plan takes effect. Existing Class A and Class B common shares of Congoleum would be cancelled and holders of those shares, including American Biltrite, would not receive anything on account of their cancelled shares. Congoleum has indicated it expects American Biltrite will continue to provide management services to reorganized Congoleum.

American Biltrite presently owns 4,395,605 Class B and 151,100 Class A common shares of Congoleum. Congoleum Class A shares trade on the American Stock Exchange and closed at price of $0.47 per share on January 17, 2008. American Biltrite currently includes Congoleum in its consolidated financial results, but would cease doing so upon loss of its controlling interest.

Richard G. Marcus, President and Chief Operating Officer, commented, "While we are obviously disappointed at the loss of our investment in Congoleum that will occur if this plan is confirmed, we understand the present economic reality of Congoleum's situation and the requirements of its creditors. We plan to have a continuing relationship with reorganized Congoleum, both in the form of management services and as customers of each other. After enduring four years of Congoleum reorganizing in Chapter 11, we are pleased at the prospect of it emerging from this ordeal a healthy entity with adequate resources to provide for its ongoing viability. We look forward to seeing it through the reorganization and contributing to its success after it emerges."

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Readers should refer to the complete filed plan of reorganization and accompanying disclosure statement for details of the plan, including treatment of American Biltrite's claims and interests, and other business relationships with Congoleum. American Biltrite intends to file with the Securities and Exchange Commission ("SEC"), on a Current Report on Form 8-K or other appropriate form accessible on the SEC's website at www.sec.gov by investors, copies of the plan and disclosure statement after American Biltrite has received copies of those documents. For information on the effect of eliminating Congoleum's financial results from American Biltrite's consolidated financial statements, readers should refer to American Biltrite's reports on Forms 10-Q and 10-K previously filed with the SEC since 2004, which present consolidating financial statements with and without inclusion of Congoleum.

On December 31, 2003, Congoleum Corporation filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. Warning regarding forward looking statements

The above news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These forward-looking statements are based on American Biltrite's expectations, as of the date of this release, of future events. American Biltrite undertakes no obligation to update any of these forward looking statements. Although American Biltrite believes that its expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and experience, there can be no assurance that actual results will not differ materially from expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that a plan of reorganization for Congoleum will be confirmed in a timely manner or at all. In addition, there can be no assurance that American Biltrite, Congoleum and other applicable Congoleum constituencies will be able to reach agreement on the terms of any management services proposed to be provided by American Biltrite to reorganized Congoleum or any other proposed business relationships among American Biltrite and its affiliates and reorganized Congoleum. Any plan of reorganization for Congoleum that may be confirmed may have terms that differ significantly from the terms contemplated by the version of the plan referred to in this news release, including with respect to any management services that may be provided by American Biltrite to reorganized Congoleum and American Biltrite's claims and interests and other business relationships with reorganized Congoleum.

Some additional factors that could cause actual results to differ from Congoleum's and American Biltrite's objectives for resolving asbestos liability include: (i) the future cost and timing of estimated asbestos liabilities and payments; (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims, including insurance coverage and reimbursement for asbestos claimants under any plan of reorganization for Congoleum, which certain insurers have objected to in Bankruptcy Court and are litigating in New Jersey State Court; (iii) the costs relating to the execution and implementation of any plan of reorganization for Congoleum; (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge; (v) satisfaction of the conditions and obligations under American Biltrite's and Congoleum's outstanding debt instruments, and amendment of those outstanding debt instruments, as necessary, to permit Congoleum and American Biltrite to satisfy their obligations under any plan of reorganization for Congoleum; (vi) the response from time-to-time of the lenders, customers, suppliers and other constituencies of American Biltrite and Congoleum to the ongoing process arising from Congoleum's strategy to settle its asbestos liability; (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms; (viii) timely obtaining sufficient creditor and court approval (including the results of any relevant appeals) of any reorganization plan for Congoleum, and the court overruling any objections to that plan that may be filed; (ix) costs of, developments in, and the outcome of insurance coverage litigation pending in New Jersey State Court involving Congoleum and certain insurers; (x) the impact any adopted federal legislation addressing asbestos personal injury claims may have on American Biltrite's and Congoleum's businesses, results of operations or financial conditions; (xi) compliance with the Bankruptcy Code, including section 524(g); and (xii) the possible adoption of another party in interest's proposed plan of reorganization which may prove to be unfeasible.

In addition, in view of American Biltrite's relationships with Congoleum, American Biltrite could be affected by Congoleum's negotiations regarding its pursuit of a plan or reorganization, and there can be no assurance as to what that impact, positive or negative, might be. In any event, the failure of Congoleum to obtain confirmation and consummation of a Chapter 11 plan of reorganization would have a material adverse effect on Congoleum's business, results of operations or financial condition and could have a material adverse effect on American Biltrite's business, results of operations or financial condition.

Other factors that could cause or contribute to actual results differing from its expectations include those factors discussed in American Biltrite's other filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and its subsequent filings.